EXHIBIT 4

                                  UNIVAR CORPORATION

                     1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                                     ARTICLE I
                           ESTABLISHMENT AND PURPOSE

     1.1. ESTABLISHMENT. Effective October 22, 1993 (the "Effective Date"), Univar Corporation (the "Company") hereby adopts the Univar 1993 Non-Employee Director Stock Option Plan (the "Plan").

     1.2. PURPOSE. The purpose of the Plan is to advance the interests of the Company by encouraging members of the Company's Board of Directors (the "Board") who are not employees of the Company or any of its subsidiaries to acquire a proprietary interest in the Company through the issuance to them of stock options ("Options"). It is anticipated that the Plan will assist the Company in retaining such non-employee Directors. Options granted under the Plan shall be nonqualified options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Options granted under the Plan will supplement other compensation for non-employee Directors.


                                      ARTICLE 2
                                     DEFINITIONS

     2.1. DEFINED TERMS. When used in the Plan, the following terms shall have the meaning specified below:

          "Board" shall mean the Board of Directors of the Company.

          "Change of Control" shall mean the occurrence of any of the following events: (1) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" or "Group" (as such terms are used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 of the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; (2) the Board ceases for any reason to have at least a majority of "Unaffiliated Directors" (defined as all members of the Board except those who are or were proposed for nomination as a member of the Board by, or are otherwise "affiliated" or "associated" (as those terms are used for purposes of Rule 12b-2 of the Exchange Act) with, a person who has Beneficial Ownership of ten percent (10%) or more of the combined voting power of the Company); or (3) approval by the shareholders of the Company of (i) a merger, consolidation, or reorganization involving the Company, unless either (a) the shareholders of the Company immediately before such merger, consolidation, or reorganization own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least seventy-five percent (75%) of the combined voting power of the company resulting from such merger, consolidation, or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership immediately before such merger, consolidation, or reorganization, or (b) at least a majority of the members of the Board of Directors of the Surviving Corporation are Unaffiliated Directors who were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Company.

          "Change of Control Transaction" shall mean a tender offer, exchange offer, merger, consolidation, reorganization, or other transaction which may lead to a Change of Control.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean the Compensation Committee appointed by the Board.

          "Deferral Election" shall mean an election by a Participant under Section 5.3 to receive an Option in lieu of all or a portion of his or her Directors Fees.

          "Directors Fees" shall mean all fees payable to a Participant for service as a member of the Board, including annual retainer fees and fees for attendance at meetings of the Board or a committee of the Board.

          "Disability" shall mean a physical or mental condition that prevents a Participant from performing his or her normal duties as a member of the Board. A Participant shall be presumed to have a "Disability" for purposes of the Plan if the Committee so determines upon review of one or more medical opinions acceptable to the Committee.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall mean the closing price of the Company's common stock on a given day on the principal trading exchange or national automated stock quotation system on which the common stock is traded or quoted, or such other price as may be determined by the Committee.

          "Grant Date" shall mean the date on which an Option is granted.

          "Option" shall mean a stock option granted pursuant to the Plan and evidenced by a written stock option agreement which generally incorporates the terms and provisions of the Plan.

          "Participant" shall mean a member of the Board who is not an employee of the Company or any Subsidiary.

          "Payment Date" shall mean any date on which any portion of Directors Fees are payable to a Participant. If the payment pertains to a meeting of a committee of the Board that occurs not more than ten business days before or after a regular or special meeting of the Board, the "Payment Date" for the Directors Fees earned by a Participant with respect to such committee meeting shall be the date of the related Board meeting. Otherwise, the "Payment Date" for fees earned by a Participant with respect to a committee meeting shall be the date of such meeting.

          "Plan" shall mean this Univar Corporation 1993 Non-Employee Director Stock Option Plan.

          "Plan Year" shall mean a fiscal year of the Company.

          "Retirement" shall mean a Participant's retirement from the Board by reason of attaining the maximum age for directors as specified in the bylaws of the Company.

          "Share" shall mean one share of common stock of the Company, as adjusted in accordance with Section 7 of the Plan.

          "Subsidiary" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

          "Voting Securities" shall mean the Company's issued and outstanding securities ordinarily having the right to vote at elections for the Company's Board.


                                     ARTICLE 3
                                    ELIGIBILITY

     The Participants eligible to receive Options under the Plan are the non-employee Directors of the Company.


                                     ARTICLE 4
                           SHARES SUBJECT TO OPTIONS

     The stock subject to Options to be granted under this Plan shall be Shares, which may either be authorized and unissued Shares or reacquired Shares. The total number of Shares which may be issued pursuant to the exercise of an Option granted under this Plan shall not exceed 150,000 Shares, or such greater number of Shares as is determined pursuant to an adjustment under Article 7. In the event any outstanding Options granted under the Plan are canceled or expire for any reason, the Shares covered by such Options shall become available for issuance under the Plan.


                                     ARTICLE 5
                          DEFERRED COMPENSATION OPTIONS

     5.1 GRANT OF OPTIONS. As of each Payment Date, each Participant who has made a Deferral Election pursuant to Section 5.3 which is effective for such Payment Date (and who had not been an employee of the Company or a Subsidiary at any time during the one-year period preceding such Payment Date) automatically shall be granted an Option to purchase a number of Shares equal to the dollar amount specified in such Deferral Election divided by an amount equal to the difference between the Fair Market Value of a Share as of such Payment Date and the option price determined under subsection 5.2.1 (rounded up to the next number of whole Shares).

     5.2 TERMS OF OPTIONS. Each Option granted under the Plan shall have the following terms and conditions:

          5.2.1 PRICE. The exercise price per Share of each Option shall be equal to the greater of (a) 40 percent of the Fair Market Value of a Share as of the respective Grant Date (which will be the Payment Date of the Directors Fees in lieu of which the Option was granted) or
(b) the par value per Share.

          5.2.2 TERM. The term of each Option shall be unlimited unless terminated earlier in accordance with the Plan.

          5.2.3 TIME OF EXERCISE. Unless an Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each Option shall not be exercisable during the six months beginning on the respective Grant Date and shall thereafter be fully exercisable; provided, however, in no event will an Option be exercisable until six months has elapsed after the Plan has been approved by the shareholders of the Company, unless the Option's exercisability is accelerated in accordance with the Plan.

          5.2.4 CONTINUATION AS DIRECTOR. If a Participant ceases to be a member of the Board for any reason, the right to exercise the Option shall expire at the end of the following periods:

                                                  Period after
            After Termination On Account Of:      Termination
            --------------------------------      ------------
                     Death                          1 year
                     Retirement                     5 years
                     Disability                     1 year

Upon termination as a member of the Board for any other reason, the Option shall expire upon the later of (i) three months after the date of such termination, or (ii) seven months from the Grant Date of such Option.

          5.2.5 ACCELERATION OF EXERCISABILITY. Notwithstanding the time period specified in subsection 5.2.3, an Option shall become fully exercisable upon the occurrence of either:

               (a) The Participant's death or withdrawal from the Board by reason of Disability or Retirement; or

               (b)     The date of a Change of Control Transaction.

          5.2.6.     NONASSIGNABILITY.  Each Option shall be
nontransferable other than by will or by the laws of descent and distribution and shall be exercisable, during the life of a Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative.

          5.2.7 NOTIFICATION OF OPTION GRANT. After each Option is granted, the Company shall provide notice thereof to the Participant.

     5.3 DEFERRAL ELECTIONS. Each Participant may elect to receive an Option in lieu of all or a specified portion of any Directors Fees. Each Deferral Election shall be in the form of a written notice and shall set forth the Participant's election to receive Options during one or more Plan Years or for an indefinite period of time and the percentage or dollar amount of Directors Fees in lieu of which the Options are to be granted. Each Deferral Election may be effective immediately, if the Participant so elects (unless the Participant has been an employee of the Company or a Subsidiary at any time during the one year period preceding the proposed effective date of the Deferral Election, in which case the Deferral Election will become effective immediately after the expiration of such one year period). No amendment or termination of the Deferral Election can be made except upon six months prior notice to the Company.


                                     ARTICLE 6
                                METHOD OF EXERCISE

     6.1 METHOD OF EXERCISE. Each Option may be exercised by delivery of written or telephonic notice to the Corporate Secretary of the Company stating the number of Shares, form of payment, and proposed date of closing.

     6.2 OTHER DOCUMENTS. The Participant shall furnish the Company before closing such other documents or representations as the Company may require to assure compliance with applicable laws and regulations.

     6.3 PAYMENT. The purchase price for the Shares purchased upon exercise of an Option shall be paid in full at or before closing by one or a combination of the following:

          (a)     Payment in cash; or

          (b) Delivery of previously acquired shares having a Fair Market Value equal to the purchase price.

     6.4 PREVIOUSLY ACQUIRED SHARES. Delivery of previously acquired Shares in full or partial payment for the exercise of an Option shall be subject to the following conditions:

          (a)     The shares tendered shall be in good delivery form;

          (b) The Fair Market Value of the Shares tendered, together with the amount of cash, if any, tendered shall equal or exceed the exercise price of the Option;

          (c) Any Shares remaining after satisfying the payment for the Option shall be reissued in the same manner as the Shares tendered; and

          (d) No fractional Shares will be issued and cash will not be paid to the Participant for any fractional Share value not used to satisfy the Option purchase price.


                                     ARTICLE 7
                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of a recapitalization, stock split, stock dividend, combination or exchange of Shares, merger, consolidation, reorganization or liquidation, or any other change in the corporate structure or Shares of the Company, the Board may make such proportionate adjustments in the number and kind of shares for which Options may be granted under the Plan and, with respect to outstanding Options granted under the Plan, in the number and kind of shares covered thereby and in the exercise price, as the Board in its sole discretion may deem appropriate to give effect to such change in capitalization.


                                     ARTICLE 8
                       DURATION, AMENDMENT AND TERMINATION

     8.1 DURATION. The Plan shall become effective on the Effective Date (subject to shareholder approval pursuant to Section 8.2), and shall continue until all Options granted under the Plan have been exercised or have lapsed or otherwise been terminated pursuant to the Plan. Termination of the Plan shall not affect outstanding Options.

     8.2 CONDITION PRECEDENT. The adoption of the Plan, and the grant of Options under the Plan, are conditioned upon the approval of the Plan by an affirmative vote of the holders of a majority of the Voting Stock of the Company present or represented and entitled to vote thereon at the 1994 annual meeting of the Company shareholders. Any Option granted prior to the receipt of shareholder approval shall become null and void if such approval is not received in accordance with the preceding sentence. If such shareholder approval is not received, the Director Fees which a Participant elected to defer shall be paid to him or her promptly after the failure to obtain such approval.

     8.3 TERMINATION AND AMENDMENT OF THE PLAN. The Board may terminate the Plan at any time, provided, however, that any such termination shall not affect any outstanding Options previously granted under the Plan. The Board may also make such modifications of the Plan and, with the consent of a Participant, of the terms and conditions of any Option granted under the Plan, as it shall deem advisable, but may not, without approval of the shareholders of the Company:

          (A) Materially increase the benefits accruing to Participants under the Plan;

          (B) Materially increase the number of Shares as to which Options may be granted under the Plan (other than by means of an adjustment described in Article 8); or

          (C) Materially modify the requirements as to eligibility for participation in the Plan.

Notwithstanding the foregoing, the Plan shall not be amended more than once every six months other than amendments to comport with changes in the Code, the Employee Retirement Income Security Act, or the requirements of Rule 16b-3 under the Exchange Act.


                                     ARTICLE 9
                                   MISCELLANEOUS

     9.1 BOARD MEMBERSHIP. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any Participant any right to continue as a director of the Company or to interfere in any way with the right of the shareholders of the Company to remove a director at any time.

     9.2 TAX REIMBURSEMENT. The Company shall have the right, in connection with the exercise of an Option, to require the Participant recipient to pay to the Company an amount sufficient to provide for any withholding tax liability imposed with respect to such exercise. At year-end, the Company will provide each Participant with an appropriate Form 1099, or similar report, with respect to any deferred Director Fees.

     9.3 SECURITIES LAWS. The Company shall not be required to distribute any Shares upon exercise of an Option until it shall have taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities laws.
The Company will use its best efforts to obtain approval of the Plan and any Option by any state or federal agency or authority that the Company determines has jurisdiction. If the Company determines that any required approval cannot be obtained, any previously granted Option shall terminate on notice to the Participant to that effect.

     9.4 UNSECURED STATUS OF CLAIM. Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfillment of the Company's obligations under the Plan. The Company's obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future.

     9.5 VALIDITY. In the event that any provision of the Plan or any related Option is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Option.

     9.6 APPLICABLE LAW. The Plan and any related Options shall be governed in accordance with the laws of the state of Washington.

     9.7 INUREMENT OF RIGHTS AND OBLIGATIONS. The rights and obligations under the Plan and any related Options shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries, heirs, successors, and assigns.